Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peyton R. Patterson and Ernest J. Verrico, Sr., and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 26th, 2014.

Signature & Title	Date
/s/ Frederick R. Afragola Frederick R. Afragola Director	June 26, 2014
/s/ George P. Bauer George P. Bauer Director	June 26, 2014
/s/ Richard E. Castiglioni Richard E. Castiglioni Director	June 26, 2014
/s/ Eric J. Dale Eric J. Dale Director	June 26, 2014
/s/ Blake S. Drexler Blake S. Drexler Director	June 26, 2014
/s/ James A. Fieber James A. Fieber Director	June 26, 2014
/s/ William J. Fitzpatrick III William J. Fitzpatrick III Director	June 26, 2014
/s/ Daniel S. Jones Daniel S. Jones Director	June 26, 2014

Signature & Title	Date
/s/ Carl R. Kuehner III Carl R. Kuehner III Director	June 26, 2014
/s/ Todd Lampert Todd Lampert Director	June 26, 2014
/s/ Victor S. Liss Victor S. Liss Director	June 26, 2014